EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying report on Form 10-Q of Rider Exploration, Inc. (the “Company”) for the period ended April 30, 2011,  I certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report on Form 10Q of Rider Exploration, Inc.for the period ended 4/30/11 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report on Form 10Q for the period ended 4/30/11 fairly presents, in all material respects, the financial condition and results of operations of Rider Exploration, Inc..

By:	/s/ Steve Friberg

Name:	Steve Friberg

Title:	Principal Executive Officer,
Principal Financial Officer and Director

Date:	June 20, 2011